THAON COMMUNICATIONS, INC.
                        NON-QUALIFIED STOCK OPTION PLAN

1. DEFINITIONS

         (A) "Employee" shall mean a key person employed by Thaon Communications, Inc. (hereinafter the "Company") as an "Employee" or as an "Independent Consultant", on a full or part time basis, (including a director or officer), or a subsidiary on a full time or part time basis, at the time of a grant and who is compensated for such employment or services.

         (B) "Fair Market Value" shall mean the last sales price of the Common Stock on any Exchange or in any market in which it trades, or if it does not trade, at its estimated fair market value as set by the Board of Directors on the date of grant of an Option.

         (C) The "Company" shall mean, Thaon Communications, Inc., a corporation organized and existing under the laws of the State of Nevada, and any successor, or successors thereto.

         (D) "Option   shall mean a right to  purchase  shares of Common  Stock
granted by the Company pursuant to the Plan.

         (E) "Optionee" shall mean an eligible person, as described herein, to whom an Option is granted pursuant to the Plan.

         (F) "Option  Price"   shall mean the per share price to be paid for the
shares of Common Stock being purchased pursuant to this Stock Option Agreement.

         (G) "Option Period" shall mean the period from the data of grant of an Option to the data after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of any Option Period beyond the termination date of such Option Period set forth in the Stock Option Agreement.

         (H) 'Plan' shall mean the Thaon Communications, Inc. 2000 Nonqualified Stock Option Plan, as amended from time to time.

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         (I) 'Stock Option  Agreement' shall mean the written  agreement between the Company and the Optionee confirming the grant of the Option and setting forth the terms and conditions upon which it may be exercised.

         (J) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

2. PURPOSES

The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, and to provide Employees with an opportunity for investment in the Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3. EFFECTIVE DATE AND TERMINATION

The effective date of the Plan is May 1, 2000, the date on which the Plan was made effective by the Board of Directors. No options may be granted under the Plan after December 31, 2010.

4. ADMINISTRATION

The Plan shall be administered by the Committee, which shall consist of not less than two directors of the Company. Committee members shall be appointed by the Board of Directors, shall serve at the Pleasure of the Board of Directors and any vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors. A majority of the Committee shall constitute a quorum at any meeting thereof and the Acts of a majority of members present at any meeting of the Committee at which a quorum is present, or acts unanimously approved in writing by the entire Committee, shall be the acts of the Committee. The Board of Directors shall appoint the Chairman of the Committee.

The Committee shall have a plenary authority in its discretion, but subject to the express provisions of the Plan:

   (a) To determine which of the eligible Employees of the Company and its Subsidiaries shall be granted Options and the number to be granted to

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         each. In making such  determination,  the Committee  shall consider the position and responsibilities of the Employees being considered, the nature and value to the Company or a Subsidiary of his services and accomplishments, his present and potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant;

   (b)   To determine the dates of grant of Options;

   (c) To prescribe the form of the instruments evidencing the Options granted under the Plan (which forms need not be identical and may be evidenced by a single instrument);

   (d)   To  adopt,   amend,   and  rescind  rules  and   regulations   for  the
         administration of the Plan and for its own acts and proceedings; and

   (e) To decide all questions and settle all controversies and disputes of general applicability which may arise in connection with the Plan.

All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons. The Committee may designate any officers or other employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute instruments evidencing options or other documents on behalf of the Committee.

The Committee may, in its discretion and with the consent of Optionee, adjust or reduce the Option Price for shares of Common Stock subject to such Optionee's Option, whether by way of cancellation of an outstanding Option and the substitution therefor of a new Option at a lower Option Price, or by modification, extension or renewal of the outstanding Option. The Committee may grant to an Optionee an additional option exercisable at an Option Price lower than the option Price called for by the outstanding Option.

5. ELIGIBILITY

Options may be granted only to Employees and Consultants.

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6. NUMBER OF SHARES SUBJECT TO OPTIONS

Under the Plan, the maximum number and kind of shares as to which options may be granted, subject to adjustment in accordance with the provisions of this Agreement, is 1,000,000 shares of Common Stock. The Common Stock to be offered under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company and presently or hereafter hold as treasury shares. The Board of Directors has reserved for the purpose of the Plan a total of 1,000,000 of the authorized shares of Common Stock, subject to adjustment in accordance with this Agreement. If any shares as to which an Option granted under the Plan shall remain unexercised at the expiration thereof or if the Option shall be terminated unexercised, such shares may be the subject of the grant of a further Option or Options.

7. TERMS OF OPTIONS

The grant of each Option shall be confirmed by Stock Option Agreement (in the form prescribed by the Committee) which shall be executed by the Company and delivered to the Optionee as promptly as practicable after such grant. Each such agreement shall expressly state or incorporate by reference the provisions of this Plan.

         A. Option Price

         The Option Price shall be determined by the Committee at the time the Option is granted, subject to adjustment; provided, however, that in no event shall the Option Price be less than the per share par or stated value of the Common Stock on the date of the grant, nor shall it be less than 85 % of the fair market value of the underlying shares on the date of grant.

         B. Option Periods

         The term of each Option granted under this Plan shall be for such period as the Committee shall determine, but not more than ten years from the date of adoption of this Plan and subject to earlier termination as hereinafter provided herein.

         C. Exercise of Options

         Each Option granted under this Plan shall he exercisable on such date or dates during the Option Period for such number of shares of Common Stock as shall be determined by the Committee as evidenced by the provisions of the Stock Option Agreement evidencing such Option, subject, however, to the provisions of this Agreement.

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               (1)  An Option may be  exercised  by the  Optionee or a Successor only by written notice to the Company specifying the extent to which such Option is to be exercised,

               (2) The Committee in its discretion may, at any time prior to the date of exercise of an Option, determine whether the Option Price of some or all of the shares subject to the Option shall, (a) be paid in full in cash or by check at the time of exercise, or (b) subject to any applicable restrictions imposed by law, be paid in such installments, and upon such terms and conditions, including provision for securing the payment of the same, as the - Committee, in its discretion, shall provide. In no event, however, shall the Committee provide for the installment payment of any Option Price unless at the time of exercise of the Option to which such Option Price relates the Optionee pays in cash or by certified or official bank check an amount equal to not less than the aggregate par or stated value of the shares being acquired.

               (3) As soon as practicable after receipt by the Company of notice of exercise and of payment, as required by this Agreement, the Option Price for all shares with respect to which an Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Optionee or his Successor and shall be delivered to the Optionee or his Successor at the Optionee's address as it appears in the payroll records of the Company or its Subsidiary or such other address as may be designated by the Optionee.

         D. Termination of Employment or Consulting Arrangement.

         The effect of termination of an optionee's employment or consulting arrangement with the Company or a Subsidiary shall be as follows;

               (1)  Termination Other Than for Cause.

                    If the employment or consulting arrangement of an Optionee is terminated other than for cause (as hereinafter defined), any outstanding Option held by such Optionee may be exercised at any time prior to the expiration of the Option,

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                    provided that such  Optionee  shall have been an Employee or
                    Consultant for a continuous period of 6 months from the date of grant of the Option and any such Option shall only be exercisable to the extent exercisable on the date the relevant employment or consulting arrangement shall have terminated.

               (2)  Death.

                    If an Optionee shall die while he is an Employee or Consultant, any outstanding Option may be exercised to the extent exercisable on the date of death, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall have failed to make testamentary disposition of such Option or shall have died intestate, by the Optionee's legal representative or representatives, in either case at any time prior to the expiration date of the Option or within one year of the date of the Optionee's death, whichever shall be the longer period, provided that such Optionee, at the time of death, shall have been an Employee or Consultant for a continuous period of 6 months from the date of grant of the Option. Such person, persons, representative or representatives are hereinbefore and hereinafter referred to as the "Successor" or 'Successors" of an Optionee.

               (3)  Termination for Cause.

                    If the employment or consulting arrangement of an individual holding an Option shall be terminated for Cause, his right under any then outstanding Option shall terminate at the time of such termination of employment or consulting arrangement.

               (4)  Cause.

                    As used herein, in the case of any Employee or Consultant not subject to a written employment or consulting agreement, 'Cause" shall mean any willful or intentional act having the effect of injuring the reputation, business or business relationships or the Company, or any of its Subsidiaries, or any repeated or continuous failure, neglect or refusal to perform in a satisfactory manner duties assigned to such Employee. In the case of an Employee or Consultant subject to a written employment or consulting agreement, "Cause" shall mean any action giving the Company the right to terminate such person's employment or consulting agreement for cause.

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         E. Non-Transferability of Option

         Each Option granted under the Plan shall, by its terms, be nontransferable except by will or the laws of descent and distribution, and each Option shall be exercisable during the holder's lifetime only by him.

         F. Agreement to Continue Employment

         The granting of an Option shall not be construed as conferring upon any holder the right to remain in the employ of the Company or any "Subsidiary".

         G. Other Terms

         Options granted pursuant to the Plan shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee.

8. ADJUSTMENTS

If there is any change in the Common Stock by reason of the declaration of a stock dividend or a subdivision, combination or reclassification of shares, the number of shares available for the grant of options and the number of shares subject to outstanding options will be appropriately adjusted by the Committee. If there is any change in the Common Stock by reason of any reorganization, liquidation, merger, consolidation or sale of assets of the Company, each Option shall be converted into an Option for the same number and kind of Common Stock or other property as the Optionee would have been entitled to receive had he exercised his Option immediately prior to the record date of the meeting of stockholders called to consider such event. The exercise price of the Option will be appropriately adjusted so that the total consideration upon exercise of the Option will remain constant. No adjustment provided for in this Section shall require the Company to sell or issue a tractional share of Common Stock, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly.

Upon any adjustment made pursuant to this Section, the Company will, upon request, deliver to the Optionee, or his Successor or Successors, a certificate of the Company's Secretary or an Assistant Secretary setting forth the Option Price thereafter in effect and the number and kind of shares, other securities or other property thereafter purchasable on the exercise of such Option.

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9.  INTERPRETATION, AMENDMENTS AND TERMINATION

The Committee may make such rules and regulations end establish such procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure arising from or related to the Plan, as the same may apply in general to persons affected thereby, the decision of the Committee shall be final and binding upon' all such persons. The Board of Directors may amend this Plan as it may deem advisable. except that the Board of Directors may not, without further approval of the stockholders of the Company, (a) increase the total number of shares which may be made the subject of Options granted under the Plan, either in the aggregate or to any individual Employee, except as provided herein; (b) change the manner of determining the Option Price set forth herein; (c) extend the maximum period during which Options may be granted or exercised; or (d) change the criteria for determining eligibility under the Plan, Notwithstanding the foregoing, neither the Board of Directors nor the Committee may amend, without the consent of the Optionee, the terms of any Option in any manner which would adversely affect any such previously granted Option. The Board of Directors may, in its discretion, terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their Successors under any Options outstanding and not exercised in full on the date of termination.

10. NOTICES

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company, or mailed to its principal office, 1 1543 West Olympic Boulevard, Suite 600, Los Angeles, California 90064, addressed to the attention of the Secretary; and if to the Optionee, shall be delivered personally or mailed to the Optionee at his address appearing in the payroll records of the Company or a Subsidiary. Such address may be changed at any time by written notice to the other party given in accordance with this Section.

11. NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without

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limitation,  the granting of stock options  otherwise  than under the Plan,  and
Such arrangements may be either generally applicable or applicable only in specific cases.

12. EXCLUSION FROM PENSION COMPUTATIONS

By acceptance of a grant of an Option under the Plan, each Employee shall be deemed to agree that income realized upon the receipt or exercise thereof is special incentive compensation which will not be taken into account as "wages", "salary," or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing or deferred compensation plan of the Company or any Subsidiary.

13. PLAN GOVERNED BY CALIFORNIA LAW

The Plan and the rights of all persons hereunder shall be governed by the laws of the State of California.

Undersigned certifies that this Non-Qualified Stock Option Plan was Adopted by the Board of Directors of this Corporation Effective as of May 1, 2000.

THAON COMMUNICATIONS, INC.

By: /s/ Corey K. Quinn
----------------------
        Corey K. Quinn, Secretary

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